CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our report dated November 21, 2025, relating to the financial statements and financial highlights of the Funds constituting the VanEck ETF Trust listed in Appendix A (the “Funds”), which appear in VanEck ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm”, “Financial Highlights” and “General Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
January 26, 2026

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, www.pwc.com/us

Appendix A

VanEck ETF Trust

VanEck Alternative Asset Manager ETF
VanEck Biotech ETF
VanEck Commodity Strategy ETF
VanEck Consumer Discretionary TruSector ETF
VanEck Digital Transformation ETF
VanEck Durable High Dividend ETF
VanEck Energy Income ETF
VanEck Environmental Services ETF
VanEck Fabless Semiconductor ETF
VanEck Gaming ETF
VanEck Long/Flat Trend ETF
VanEck Morningstar Global Wide Moat ETF
VanEck Morningstar International Moat ETF
VanEck Morningstar SMID Moat ETF
VanEck Morningstar Wide Moat ETF
VanEck Morningstar Wide Moat Value ETF
VanEck Pharmaceutical ETF
VanEck Real Assets ETF
VanEck Retail ETF
VanEck Robotics ETF
VanEck Semiconductor ETF
VanEck Social Sentiment ETF
VanEck Technology TruSector ETF
VanEck Video Gaming and eSports ETF